Exhibit 10.4a

                    AMENDMENT TO STRATEGIC ALLIANCE AGREEMENT
               FOR THE MUTUAL REFERRAL OF ACQUISITION OPPORTUNITIES

      THIS AMENDMENT (this "Amendment") is made and entered into as of this 21st day of October, 1998, by and between MAR MAR REALTY L.P., a Delaware limited partnership ("MMR") and SONIC AUTOMOTIVE, INC., a Delaware corporation ("SAI").

                                    RECITALS

      A. MMR and SAI are parties to a certain Strategic Alliance Agreement and Agreement for the Mutual Referral of Acquisition Opportunities dated as of July 9, 1998 (the "Original Agreement").

      B. MMR and SAI desire to amend the Original Agreement on the terms and conditions contained in this Amendment.

      NOW, THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable considerations, cash to the other in hand paid, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

           1. Definitions. Capitalized terms used herein and not defined in this Amendment shall have the meanings assigned to such terms in the Original Agreement. The term "Agreement" when used herein shall mean the Original Agreement as amended hereby.

           2. Term. Section 15 of the Original Agreement is hereby deleted in its entirety and the following substituted in lieu thereof.

            "Section 15. Term. The term of this Agreement shall be for three (3) years, commencing on the date hereof and expiring on July 8, 2001. The term shall be automatically extended for additional one (1) year periods until terminated by MMR or SAI by written notice to the other given at least sixty (60) days prior to the expiration of the then current term."

           3. Consulting Services. In the event MMR is not required under the Agreement to refer, or SAI determines not to act on the referral of, a Dealership acquisition opportunity, then, at the request of MMR, SAI shall provide the following services to MMR in connection with the acquisition of the Real Property associated with such Dealership.

            (i) financial, management and operational analysis, including the review of financial books and records of such associated Dealership;

            (ii) analysis of the franchise relationship and agreement which such associated Dealership has with its manufacturers;

            (iii) market analysis of the associated Dealership, and

            (iv) such other services as SAI and MMR shall reasonably agree are to be provided in connection therewith.

          4. Referrals. Nothing in this Agreement shall preclude MMR or SAI from referring Dealership or Real Property acquisition opportunities, as the case may be, to others in the event MMR and SAI, as the case may be, does not have the financial ability to consummate the acquisition of a Dealership or Real Property, as the case may be. No later than ten (10) days after receipt of a referral from the other party, the receiving party shall notify the sending party whether it is interested in such acquisition opportunity and provide assurance of its financial ability to consummate the referred acquisition opportunity. If the receiving party fails to so notify the referring party, then the receiving party shall be deemed to have elected to decline such acquisition opportunity.

           5. Headings. The paragraph heading are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope or content of this Amendment or any provision hereof.

           6. Construction. Words of any gender used in this Amendment shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. Any disputes regarding the interpretation of any portion of this Amendment shall not be presumptively construed against the drafting party.

           7. Applicable law. This Amendment shall be governed by the laws of the State of North Carolina, notwithstanding conflicts of laws or choice of laws principles to the contrary.

           8. Invalidity. If any provision of this Amendment shall be declared invalid or unenforceable, the remainder of this Amendment shall continue in full force and effect.

           9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

           10. Counterparts. This Amendment may be executed in two (2) or more counterparts.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized and empowered officers, partners or members, as of the day and year first above written.

SAI:                                MMR:
SONIC AUTOMOTIVE, INC.              MAR MAR REALTY L.P.


                                    By:   Mar Mar Realty Trust
                                    Its:  General Partner

By:   /s/ O. BRUTON SMITH           By:    /s/ MARK IUPPENLATZ
      ----------------------               ----------------------
Name:                               Name:  Mark Iuppenlatz
Title:                              Title: EVP-COO